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              SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                      __________________

                          FORM 8-K

                        CURRENT REPORT

                Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934

                      __________________

Date of Report (Date of earliest event reported):  July 21, 1994

                     ___________________

                METROPOLITAN FINANCIAL CORPORATION
                __________________________________
       (Exact name of registrant as specified in its charter)


     Delaware                1-9018             45-0388518
     ________                ______             __________
(State of Incorporation)   (Commission     (I.R.S. Employer
                            File Number)    Identification No.)

                     1000 Metropolitan Centre,
       333 South Seventh Street, Minneapolis, Minnesota   55402
      (Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code:  (612) 399-6000



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Item 5.  Other Events.

On July 21, 1994, Metropolitan Financial Corporation ("MFC") and First Bank System, Inc. ("FBS") entered into an Agreement of Merger and Consolidation (the "Merger Agreement"), pursuant to which MFC will be merged into FBS. In connection with the merger, each outstanding share of Common Stock of MFC will be converted into .6803 shares of Common Stock of FBS. In addition, each outstanding share of Series B Preferred Stock of MFC will be converted into the right to receive $27.00 (plus accumulated and unpaid dividends) in cash and the outstanding warrants to purchase 249,100 shares of MFC Common Stock will be converted to warrants to purchase 169,462 shares of FBS Common Stock at $6.96 per share. The conversion ratio for the MFC Common Stock will be proportionately adjusted if the average closing price of FBS Common Stock during the 20 trading days ending three business days before the stockholders' meetings scheduled to consider the merger is less than $33.00 or more than $40.50. Either party may terminate the merger if the average closing price of FBS Common Stock during the 20 trading days ending three business days before the stockholders' meetings scheduled to consider the merger is less than $29.50. The merger is intended to be tax free for federal income tax purposes to the holders of MFC Common Stock receiving shares of FBS Common Stock and to be accounted for as a "pooling of interests."

In connection with the Merger Agreement, MFC and FBS entered into a Stock Option Agreement pursuant to which FBS has the right to purchase up to 19.9% of MFC's outstanding Common Stock at a price of $24.66 per share if, under certain circumstances, MFC enters into (or the MFC Board of Directors recommends that the MFC stockholders approve or accept) an agreement to be merged with or acquired by a third party (including the acquisition of 20% or more of MFC's outstanding Common Stock) or a third party acquires 20% or more of the outstanding MFC Common Stock.

The merger is subject to various conditions, including the approval of the stockholders of MFC and FBS and required regulatory approvals.

The Merger Agreement and the Stock Option Agreement are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.



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Item 7.  Financial Statements and Exhibits.

a.   Financial Statements of Businesses Acquired.

     Not applicable.

b.   Pro Forma Financial Information.

     Not applicable.

c.   Exhibits.  Attached hereto.

     2.1 Agreement of Merger and Consolidation, dated July 21, 1994, by and between First Bank System, Inc. and Metropolitan Financial Corporation. Omitted from this Exhibit, as filed, are the exhibits referenced in such agreement. MFC will furnish supplementally a copy of any such exhibits to the Commission upon request.

     2.2 Stock Option Agreement, dated July 21, 1994, by and between First Bank System, Inc. and
             Metropolitan Financial Corporation.

    99.1     Press Release, dated July 21, 1994.

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                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            METROPOLITAN FINANCIAL CORPORATION
                            (Registrant)


Dated:  July 25, 1994       By
                                 Steven B. Dewald
                                 Executive Vice President and
                                 Chief Financial Officer



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                      INDEX TO EXHIBITS


Exhibit         Item	                               Page

2.1             Agreement of Merger and
                Consolidation, dated July 21,
                1994, by and between First Bank
                System, Inc. and Metropolitan
                Financial Corporation.  Omitted
                from this Exhibit, as filed, are
                the exhibits referenced in such
                agreement.  MFC will furnish
                supplementally a copy of any such
                exhibits to the Commission upon
                request............................

2.2             Stock Option Agreement, dated
                July 21, 1994, by and between
                First Bank System, Inc. and
                Metropolitan Financial
                Corporation........................

99.1            Press Release, dated July 21, 1994